UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    February 14, 2003

BAY VIEW CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-14879	94-3078031

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (650) 312-7300

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES

Item 5. Other Events.

     The 2003 Annual Meeting of Stockholders of Bay View Capital Corporation will be held at 10:00 a.m., local time, on April 24, 2003 at Bay View’s main offices, located at 1840 Gateway Drive, San Mateo, California 94404. Stockholders of record at the close of business on March 10, 2003 will be the stockholders entitled to vote at the Annual Meeting. The agenda will include the election of two directors.

Item 7. Financial Statements and Exhibits.

                    Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY VIEW CAPITAL CORPORATION Registrant

DATE: February 24, 2003	BY:	/s/ John Okubo

John Okubo Senior Vice President, Chief Financial Officer